CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of First Western Funds Trust.  Such reference appears in the First Western Short Duration Bond Fund’s Statement of Additional Information under the heading “Independent Registered Public Accounting Firm.”

BBD, LLP
Philadelphia, Pennsylvania
March 28, 2013